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                                                        Exhibit 10.8c


                               FIFTH AMENDMENT TO
                           DATA PROCESSING AGREEMENT

     This Fifth Amendment ("Fifth Amendment") is effective as of the 1st day of April, 1994 ("Amendment Effective Date") and amends and supplements that certain Data Processing Agreement ("Agreement") dated as of the first day of January, 1992 by and between SYSTEMATICS FINANCIAL SERVICES, INC. ("SI") and UNITED SAVINGS ASSOCIATION OF TEXAS FSB ("CLIENT").

                                  WITNESSETH:

     WHEREAS, the parties desire to create final financial incentive to induce the achieving of the performance standards set out in the Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.       Exhibit I to the Agreement shall be amended to add the following
         Section:

         "7.     COMPENSATION FOR SI'S FAILURE TO ACHIEVE PERFORMANCE STANDARDS.

              Subject to the limitations set out above in the event SI fails to achieve the performance standards set forth herein, SI agrees to compensate CLIENT in accordance with Section 7.2 below.

              7.1     MEASUREMENT PROCESS.

                  On or before the fifth business day of each month, SI shall provide CLIENT with a written report showing the online availability of the teller, financial and CLCS systems for the immediately preceding month. In the event the average availability of those systems for a particular month does not meet or exceed the performance standard of 99%, then for each event causing downtime during any such particular month, CLIENT and SI management will use their best efforts to jointly assign a classification which will be used in the calculation of the compensation to be paid to CLIENT pursuant to Section 7.2 below. In addition, any and all events regardless of online availability which caused a business interruption to CLIENT will be reviewed and classified regardless of online availability and regardless of whether the performance standard of 99% has been met or exceeded. In the event agreement cannot be reached in regard to classifying an Event, the classification of such Event shall be subject to Section 28, Informal Resolution of Disputes, and/or Section 29, Arbitration, of the Agreement. Each Event causing unscheduled downtime or a business interruption for any particular month will be classified based on the following criteria:


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                  Class A Event: An event that was caused due to a standard
                  policy, practice, process or procedure being by-passed or a lack of sound business or technical judgement on the part of an SI employee that results in significant impact to the clients business or customers. Significant shall be defined as an event that causes the systems to be down during peak business hours ("peak business hours" for purposes of this Section 7.1 shall be 7:00 a.m. to 7:00 p.m. Central Standard
                  Time), that has an impact on Bank customers, or that causes a material business interruption to the Client.

                  Class B Event: An event that was caused due to a standard policy, practice, process or procedure being by-passed or a lack of sound business or technical judgement on the part of an SI employee that results in minor impact to the Client's business or customers. Minor shall be defined as an event that causes the systems to be down during scheduled hours of operation but does not result in an impact on the Bank's customers or an event that does not cause a business interruption to the Client.

                  Class C Event: A class C event will have occurred when two
                  (2) Class B events have occurred during the same calendar month.

                  Class D Event: System failures or outages caused by conditions beyond SI's control or other events which are mutually agreed to shall be classified as Class D events.

                  Class E Event: An event that does not fall into any of the other classes of events. These events will be classified at the time of occurrence upon mutual agreement.

              7.2     INCENTIVE PAYMENTS CALCULATIONS.

                  The amount due to CLIENT as a result of SI's failure to achieve such performance standards will be calculated monthly and accumulated and credited on a calendar quarter basis.
                  The calculation will be made as follows:

                  - Only Class A and Class C Events will be used for calculation purposes.

                  - The first Class A or Class C Event that occurs in each particular calendar quarter will not be included in the calculation.

                  - At the end of each quarter all Class A and Class C events which are included in the calculation will be accumulated.





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         7.3     CALCULATION AMOUNT.

                 The amount which SI shall pay CLIENT for the second and all subsequent Class A or Class C Events during a particular calendar quarter is $16,000 per Event. SI will credit CLIENT's next invoice by such amount. In no event shall the total amount for any particular calendar quarter exceed 15% of the total Base Charges for the corresponding calendar quarter as outlined in Section 1 of Exhibit C to the Agreement, Section 4.3 of Exhibit H to the Agreement, as amended and Section 1 of Exhibit D to the Management and Consulting Services Agreement, as amended.

         7.4     TERM.

                 The term of this Fifth Amendment shall begin upon the Amendment Effective Date and continue until June 30, 1994 and will automatically renew for three (3) additional three month periods unless the parties mutually agree to amend and/or terminate this Fifth Amendment. In no event shall this Fifth Amendment extend beyond March 31, 1995."

2. All terms and conditions of the Agreement not amended herein shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Fifth Amendment by their duly authorized officers as of the Amendment Effective Date.





SYSTEMATICS FINANCIAL                          BANK UNITED OF TEXAS, FSB
SERVICES, INC.

By:    /s/ LARRY L. SNAUFER                    By:    /s/ LESLIE H. GREEN
       --------------------------                     ------------------------

Name:  Larry L. Snaufer                        Name:  Leslie H. Green
       --------------------------                     ------------------------
                                                      Senior Vice Presidents
Title: Vice President Operations               Title:   Operations & Technology
       --------------------------                     -------------------------

Date:  June 6, 1994                            Date:  June 6, 1994
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